Exhibit 10.2

DEAN FOODS COMPANY

NINTH AMENDED AND RESTATED

1997 STOCK OPTION AND RESTRICTED STOCK PLAN

1. Purpose of the Plan. This Plan shall be known as the Dean Foods Company Eighth Amended and Restated 1997 Stock Option and Restricted Stock Plan. The purpose of the Plan is to attract and retain the best available persons for positions of substantial responsibility and to provide incentives to such persons to promote the success of the business of Dean Foods Company and its subsidiaries.

Certain options granted under this Plan are intended to qualify as “incentive stock options” pursuant to Section 422 of the Internal Revenue Code of 1986, as amended from time to time.

2. Definitions. As used herein, the following definitions shall apply:

“Authorized Officers” shall have the meaning set forth in Section 19 hereof.

“Board” means the Board of Directors of the Company.

“Change in Control” means (1) any “person” (as such term is used in Section 13(d) of the Exchange Act, but specifically excluding the Company, any wholly-owned subsidiary of the Company, and/or any employee benefit plan maintained by the Company or any wholly-owned subsidiary of the Company) becomes the “beneficial owner” (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or (2) during any period of two (2) consecutive years (not including any period prior to the effective date of this amendment and restatement), individuals who at the beginning of such period constitute the members of the Board and any new director, whose election to the Board or nomination for election to the Board by the Company’s stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (3) the Company or any Subsidiary shall merge with or consolidate into any other company, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity (or its ultimate parent, if applicable) outstanding immediately after such merger or consolidation; or (4) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets or such a plan is commenced.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Committee” means the committee described in Section 19 that administers the Plan or, if no such committee has been appointed, the full Board.

“Common Stock” means the common stock, $.01 par value per share, of the Company. Except as otherwise provided herein, all Common Stock issued pursuant to this Plan shall have the same rights as all other issued and outstanding shares of Common Stock, including but not limited to voting rights, the right to dividends, if declared and paid, and the right to pro rata distributions of the Company’s assets in the event of liquidation.

“Company” means Dean Foods Company, a Delaware corporation, formerly known as Suiza Foods Corporation.

“Consultant” means any consultant or advisor who renders bona fide services to the Company or one of its Subsidiaries, which services are not in connection with the offer or sale of securities in a capital-raising transaction.

“Date of Grant” shall have the meaning set forth in Section 8 hereof.

“Employee” means any officer or other key employee of the Company or one of its Subsidiaries (including any director who is also an officer or key employee of the Company or one of its Subsidiaries).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall have the meaning set forth in Section 9 hereof.

“Fair Market Value” means the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by the principal national exchange or trading system on which the Common Stock is then listed or traded. If there is no reported price information for the Common Stock, the Fair Market Value will be determined by the Board or the Committee, in its sole discretion. In making such determination, the Board or the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of the Common Stock.

“Immediate Family Members” shall have the meaning set forth in Section 15 hereof.

“Non-Employee Director” means an individual who is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Treasury Regulation § 1.162-27(e)(3).

“Nonqualified Option” means any Option that is not a Qualified Option.

“Option” means a stock option granted pursuant to Section 6 of this Plan.

“Optionee” means any Employee, Consultant or Non-Employee Director who receives an Option.

“Participant” means any Employee, Consultant or Non-Employee Director who receives an Option or Restricted Stock pursuant to this Plan.

“Qualified Option” means any Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

“Qualifying Retirement” means retirement by a Participant from employment or other service to the Company or any Subsidiary after such Participant reaches the age of 65.

“Restricted Stock” means Common Stock awarded to an Employee, Consultant or Non-Employee Director pursuant to Section 7 of this Plan.

“Restricted Stock Cap” shall have the meaning set forth in Section 7 hereof.

“Rule 16b-3” means Rule 16b-3 of the rules and regulations under the Exchange Act, as Rule 16b-3 may be amended from time to time, and any successor provisions to Rule 16b-3 under the Exchange Act.

“Subsidiary” means any now existing or hereinafter organized or acquired company of which more than fifty percent (50%) of the issued and outstanding voting interests are owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.

“10-Percent Stockholder” shall have the meaning set forth in Section 9 hereof.

3. Term of Plan. The Plan has been adopted by the Board effective as of February 24, 1997 and approved by the stockholders of the Company. The Plan shall continue in effect until terminated pursuant to Section 19.

4. Shares Subject to the Plan. Except as otherwise provided in Section 18 hereof, the aggregate number of shares of Common Stock issuable upon the exercise of Options or upon the grant of Restricted Stock pursuant to this Plan shall be 37,500,000 shares; provided that any individual grant may not exceed, in the case of Options, 1,000,000 Options, and, in the case of Restricted Stock, 225,000 shares. Such shares may either be authorized but unissued shares or treasury shares. The Company shall, during the term of this Plan, reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan. If an Option should expire or become unexercisable for any reason without having been exercised in full, or Restricted Stock should fail to vest and be forfeited in whole or in part for any reason, then the shares that were subject thereto shall, unless the Plan has terminated, be available for the grant of additional Options or Restricted Stock under this Plan, subject to the limitations set forth above and in Section 19 hereof.

5. Eligibility. Qualified Options may be granted under Section 6 of the Plan to such Employees of the Company or its Subsidiaries as may be determined by the Board or the Committee (or the Authorized Officers, to the extent permitted by Section 19 of this Plan).

Nonqualified Options may be granted under Section 6 of the Plan to such Employees, Consultants and Non-Employee Directors of the Company or its Subsidiaries as may be determined by the Board or the Committee (or the Authorized Officers, to the extent permitted by Section 19 of this Plan). Restricted Stock may be granted under Section 7 of the Plan to such Employees, Consultants and Non-Employee Directors of the Company or its Subsidiaries as may be determined by the Board or the Committee (or the Authorized Officers, to the extent permitted by Section 19 of this Plan).

6. Grant of Options. (a) Except as limited by Section 4 hereof, the Board or the Committee shall determine the number of shares of Common Stock to be offered from time to time pursuant to Options granted hereunder and shall grant Options under the Plan. In connection with the granting of Qualified Options, the aggregate Fair Market Value (determined at the Date of Grant of a Qualified Option) of the shares with respect to which Qualified Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Optionee’s employer company and its parent and subsidiary corporations as defined in Section 424(e) and (f) of the Code, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies) shall not exceed $100,000 or such other amount as from time to time provided in Section 422(d) of the Code or any successor provision. The grant of Options shall be evidenced by Option agreements containing such terms and provisions as are approved by the Board or the Committee and executed on behalf of the Company by an appropriate officer.

(b) Unless the Board or the Committee determines otherwise with respect to a particular year, each Non-Employee Director will automatically be granted a fully vested Nonqualified Option to purchase 7,500 shares of Common Stock (subject to adjustment pursuant to Section 18 hereof), at an exercise price equal to the Fair Market Value of the Common Stock on the Date of Grant, on June 30 of each year.

7. Restricted Stock. The Board or the Committee shall from time to time determine the number of shares of Common Stock to be granted as Restricted Stock; provided that no more than an aggregate amount of 225,000 shares of Restricted Stock may be issued under the Plan (such limit being herein referred to as the “Restricted Stock Cap”). Any shares of Restricted Stock that fail to vest and are forfeited shall not count against the Restricted Stock Cap set forth in the preceding sentence. The grant of Restricted Stock shall be evidenced by Restricted Stock agreements containing such terms and provisions as are approved by the Board or the Committee and executed on behalf of the Company by an appropriate officer.

8. Date of Grant. The date of grant of an Option or Restricted Stock under the Plan (the “Date of Grant”) shall be the date on which the Board or the Committee grants an award of an Option or Restricted Stock or, if the Board or the Committee so determines, the date specified by the Board or the Committee as the date the award is to be effective. Notice of the grant shall be given to each Participant to whom an Option or Restricted Stock is granted promptly after the date of such grant.

9. Price. The exercise price for each share of Common Stock subject to an Option (the “Exercise Price”) granted pursuant to Section 6 of the Plan shall be determined by the Board or the Committee at the Date of Grant; provided, however, that (a) the Exercise Price for any Option shall not be less than 100% of the Fair Market Value of the Common Stock on the Date

of Grant. If the Optionee owns on the Date of Grant more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, as more fully described in Section 422(b)(6) of the Code or any successor provision (such stockholder is referred to herein as a “10-Percent Stockholder”), the Exercise Price for any Qualified Option granted to such Optionee shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant. The Board or the Committee in its discretion may award shares of Restricted Stock under Section 7 of the Plan to Participants without requiring the payment of cash consideration for such shares.

10. Vesting. (a) Subject to the provisions of this Plan, each Option and Restricted Stock award under the Plan shall vest or be subject to forfeiture in accordance with the provisions set forth in the applicable Option agreement or Restricted Stock agreement. If no vesting provisions are set forth in an award agreement, the award shall vest ratably over a three-year period.

(b) In addition to the vesting provisions contained in each Option and Restricted Stock agreement, each Option and share of Restricted Stock granted under the Plan shall also be subject to the following vesting provisions:

(i) Each unvested Option and share of Restricted Stock shall immediately vest in full upon the death of the holder of such Option or Restricted Stock;

(ii) Each unvested Option and share of Restricted Stock shall immediately vest in full upon any Change in Control;

(iii) Each unvested Option and share of Restricted Stock shall immediately vest in full upon the permanent and total disability (as defined within the meaning of Section 22(e)(3) of the Code) of the holder of such Option or Restricted Stock; and

(iv) In the event of the Qualifying Retirement of a Participant, all unvested Options and shares of Restricted Stock held by such Participant shall automatically vest in full as of the effective date of such Participant’s Qualifying Retirement.

11. Exercise. No Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefore is received by the Company. Such payment may be made in cash or its equivalent or, if permitted by the Committee, (i) by exchanging shares of Common Stock owned by the Participant for at least six months (or for such greater or lesser period as the Committee may determine from time to time) and which are not the subject of any pledge or other security interest, (ii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price of the portion of the Option being exercised. Additionally, to the extent authorized by the Committee (whether at or after the grant date), Options may be Net Exercised subject to such terms and conditions as the Committee may from time to time impose. The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes. “Net Exercised” means the exercise of an Option or any portion thereof by the delivery of the greatest number of whole shares of Common Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.

12. Expiration of Options. (a) No Option shall be exercisable at any time after the expiration of ten (10) years from the Date of Grant; provided, however, that if the Optionee with respect to a Qualified Option is a 10-Percent Stockholder on the Date of Grant of such Qualified Option, then such Option shall not be exercisable after the expiration of five (5) years from its Date of Grant.

(b) In addition, if an Optionee ceases to be an Employee or Non-Employee Director of the Company or any Subsidiary for any reason, such Optionee’s vested Options shall expire on the earlier of (1) the expiration date contained in the corresponding Option Agreement, or (2) (a) 60 days following the date such Optionee ceases to be an Employee or Non-Employee Director of the Company or any Subsidiary, if such cessation of service is not due to the death, Qualifying Retirement or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, (b) 12 months following the date such Optionee ceases to be an Employee or Non-Employee Director of the Company or any Subsidiary, if such cessation of service is due to the death or permanent and total disability (as defined above) of the Optionee, or (c) such later date as may be set forth in the corresponding option agreement. Options held by an Optionee who has retired pursuant to a Qualifying Retirement will remain exercisable until the earlier of (i) the tenth anniversary of the date the Option was granted, and (ii) the first anniversary of the Optionee’s death. Upon the death of an Optionee, any vested Option exercisable on the date of death may be exercised by the Optionee’s estate or by a person who acquires the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within the shorter of the remaining option term of the Option and 12 months after the date of the Optionee’s death. Notwithstanding the foregoing, Qualified Options may only be exercised during the Participant’s lifetime, by the Participant.

(c) Notwithstanding any provision of this Plan or any Option Agreement to the contrary, no Optionee may, under any circumstances, exercise a vested Option following termination of employment if the Optionee is discharged due to the Optionee’s willful or intentional fraud, embezzlement or other conduct seriously detrimental to the Company or any Subsidiary. The determination of whether or not an Optionee has been discharged for any of the reasons specified in the preceding sentence will be made by the Committee or the Board.

13. Option Financing. Upon the exercise of any Option granted under the Plan, the Company may, but shall not be required to, make financing available to the Participant for the purchase of shares of Common Stock pursuant to such Option on such terms as the Board or the Committee may specify.

14. Withholding of Taxes. The Board or the Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority to withhold in connection with any Option or Restricted Stock including, but not limited to, withholding the issuance of all or any portion of the shares of Common Stock subject to such Option or Restricted Stock until the Participant reimburses the Company for the amount it is required to withhold with respect to such taxes, canceling any portion of such issuance in an amount sufficient to reimburse the Company for the amount it is required to withhold or taking any other action reasonably required to satisfy the Company’s withholding obligation.

15. Conditions Upon Issuance of Shares. (a) The Company shall not be obligated to sell or issue any shares upon the exercise of any Option granted under the Plan or to deliver Restricted Stock unless the issuance and delivery of shares complies with all provisions of applicable federal and state securities laws and the requirements of any national exchange or trading system on which the Common Stock is then listed or traded.

(b) As a condition to the exercise of an Option or the grant of Restricted Stock, the Company may require the person exercising the Option or receiving the grant of Restricted Stock to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

(c) The Company shall not be liable for refusing to sell or issue any shares covered by any Option or for refusing to issue Restricted Stock if the Company cannot obtain authority from the appropriate regulatory bodies deemed by the Company to be necessary to sell or issue such shares in compliance with all applicable federal and state securities laws and the requirements of any national exchange or trading system on which the Common Stock is then listed or traded. In addition, the Company shall have no obligation to any Participant, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by any Option or Restricted Stock.

(d) No Participant will be, or will be deemed to be, a holder of any Common Stock subject to an Option unless and until the Option is vested, and the Participant has exercised the Option and paid the purchase price for the subject shares of Common Stock. Options and shares of Restricted Stock that have not fully vested shall be transferable only by will or the laws of descent and distribution and Options shall be exercisable during the Participant’s lifetime only by such Participant; provided, however, that the Participant may transfer his or her Options and/or unvested Restricted Stock without consideration, to (i) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts, or to a guardian under the Uniform Gift to Minors Act, for the exclusive benefit of such Immediate Family Members, or (iii) a partnership or other entity in which such Immediate Family Members are the only partners, provided that subsequent transfers of transferred Options or unvested shares of Restricted Stock shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such Options and/or unvested shares of Restricted Stock shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that, for purposes of each award agreement and the vesting and expiration provisions thereof, the terms “Participant” and “Optionee” shall be deemed to refer to the transferee (however, the events of termination of employment, if any, set forth in the agreement and the obligation to pay withholding taxes shall continue to apply to the transferor). Notwithstanding the foregoing, Qualified Options shall be nontransferable except by will or the laws of descent and distribution, and may only be exercisable during the Participant’s lifetime, by the Participant.

16. Restrictions on Shares. Shares of Common Stock issued pursuant to the Plan may be subject to restrictions on transfer under applicable federal and state securities laws. The Board may impose such additional restrictions on the ownership and transfer of shares of Common Stock issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in any award agreement entered into hereunder.

17. Modification of Awards. At any time and from time to time, the Board or the Committee may execute an instrument providing for modification, extension or renewal of any outstanding award, provided that no such modification, extension or renewal shall (a) impair any award without the consent of the holder of the award, or (b) decrease the exercise price of any Option without the consent of the stockholders of the Company. Notwithstanding the foregoing, in the event of a modification, extension or renewal of a Qualified Option, the Board or the Committee may increase the exercise price of such Option if necessary to retain the qualified status of such Option. Any amendment to the Plan shall apply to all Options and shares of Restricted Stock outstanding at the time of such amendment in addition to all awards granted thereafter, subject to the limitations of clause (a) of the first sentence of this Section 17, but in no event shall it apply to any Qualified Option if such action would cause the Qualified Option to lose its tax-advantaged status.

18. Effect of Change in Common Stock Subject to the Plan. (a) Equity Restructurings. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a non-reciprocal transaction between the Company and its stockholders that causes the per share fair market value underlying an Option or award or Restricted Stock to change, such as stock dividend, stock split, spin-off, rights offering, recapitalization through a large, non-recurring cash dividend, or other similar transaction, a proportionate adjustment shall be made to the number or kind of shares or securities allocated to Options or Restricted Stock awards that have been granted prior to any such change. Any such adjustment in an outstanding Option shall be made without change in the aggregate exercise price applicable to the unexercised portion of such Option but with a corresponding adjustment in the exercise price for each share of Common Stock or other unit of any security covered by such Option.

(b) Reciprocal Transactions. The Board may, but shall not be obligated to, make an appropriate and proportionate adjustment to an Option or Restricted Stock award or to the exercise price of any outstanding Option or Restricted Stock award, and/or grant an additional equity-based award to the holder of any outstanding Award, to compensate for the diminution in the intrinsic value of the shares of Common Stock resulting from any reciprocal transaction.

(c) Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations or accounting principles, and, whenever the Board determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Board may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards. In case of an Award designed to qualify for the Performance-Based Exception (as defined in Code Section 409A), the Board will take care not to make an adjustment that would disqualify the Award.

(d) Fractional Shares and Notice. Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to this Section 18 may be settled in cash or otherwise as the Board determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) will be effective and binding for all Plan purposes.

19. Administration. (a) The Plan shall be administered by the Board or by a committee of the Board comprised solely of two or more Non-Employee Directors appointed by the Board who meet the independence standard established from time to time by the New York Stock Exchange (the “Committee”). Options and Restricted Stock may be granted under Sections 6 and 7, respectively, (i) by the Board as a whole, or (ii) by majority agreement of the members of the Committee. Subject to the limitations and qualifications set forth in this Plan, the Board or the Committee shall determine the number of Options or shares of Restricted Stock to be granted to each Participant, the number of shares subject to each Option or Restricted Stock grant, the exercise price or prices of each Option, the vesting and exercise period of each Option and the vesting and/or forfeiture provisions relating to Restricted Stock, whether an Option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each Option or grant of Restricted Stock, if any, as are consistent with the provisions of this Plan. To the extent permitted by applicable law (including the Exchange Act and the Code), the Board or the Committee may at any given time authorize an aggregate number of Options or shares of Restricted Stock to be granted to eligible Employees, and then authorize one or more officers of the Company (the “Authorized Officers”) to allocate such awards among eligible Employees; provided that the Authorized Officers may not allocate awards to themselves or other executive officers, and the terms of the awards, including the Exercise Price (if any) must be established by the Board or the Committee. Option agreements and Restricted Stock agreements, in the forms as approved by the Board or the Committee, and containing such terms and conditions consistent with the provisions of this Plan as are determined by the Board or the Committee, may be executed on behalf of the Company by the Chairman of the Board, the President or any Vice President of the Company. The Board or the Committee shall have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option agreements and Restricted Stock agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to suspend or discontinue this Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Board or the Committee shall be final and conclusive. No member of the Board or the Committee shall be liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Board or the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the fullest extent permitted by law.

(b) Although the Board or the Committee may suspend or discontinue the Plan at any time, all Qualified Options must be granted before February 24, 2007.

(c) Subject to any applicable requirements of Rule 16b-3 or of any national exchange or trading system on which the Common Stock is then listed or traded, and subject to the stockholder approval requirements of Sections 422 and 162(m)(4)(C) of the Code, the Board may amend any provision of this Plan in any respect in its discretion.

20. Continued Employment Not Presumed. Nothing in this Plan or any document describing it nor the grant of any Option or Restricted Stock shall give any Participant the right to continue in the employment of the Company or affect the right of the Company to terminate the employment of any such person with or without cause.

21. Liability of the Company. Neither the Company, its directors, officers or employees or the Committee, nor any Subsidiary which is in existence or hereafter comes into existence, shall be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Qualified Option granted hereunder does not qualify for tax treatment as an incentive stock option under Section 422 of the Code.

22. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware and the United States, as applicable, without reference to the conflict of laws provisions thereof.

23. Severability of Provisions. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

Last Amended and Restated Effective March 8, 2012

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